UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):	January 4, 2024

INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	469-522-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	IOR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ('230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ('240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(b)       Effective January 4, 2024, the Audit Committee of the Board of Directors of Income Opportunity Realty Investors, Inc. (“IOR” or the “Registrant” or the “Issuer”) engaged the Plano, Texas firm of Farmer Fuqua & Huff P.C. as the Independent Registered Public Accountant to audit the IOR’s financial statements for the fiscal year ending December 31, 2023 and any interim periods. During the Registrant’s two most recent fiscal years and any subsequent interim period, the IOR did not consult with a Farmer Fuguq & Huff P.C. or any of its members about the application of accounting principles to any specified transaction or any other matter. The decision to engage new accountants was approved by the Audit Committee of the Board of Directors of IOR consisting of Messrs. Ted R. Munselle (Chairman), Robert A. Jakuszewski and Fernando Victor Lara Celis.

The engagement effective January 4, 2024 of Farmer Fuqua & Huff P.C. as the new Independent Registered Public Accountant for IOR was necessitated by virtue of the notification on January 2, 2024 of Swalm & Associates P.C. that it was ceasing its services as Independent Registered Public Accountants for the Company, a decision due to the upcoming retirement of the principle, Edward S. Swalm, C.P.A..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant is duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     January 5, 2024.

INCOME OPPORTUNITY REALTY
INVESTORS, INC.

By:	/s/ Erik L. Johnson
Erik L. Johnson, Executive Vice
President and Chief Financial Officer